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                                                  AMERICAN SKANDIA TRUST

                                      AST J.P. Morgan International Equity Portfolio

                                                   SUBADVISORY AGREEMENT

Agreement made as of this           day of January, 2004 among Prudential Investments LLC (PI), a New York limited liability company and American Skandia Investment Services, Inc. (ASISI), a Maryland corporation (collectively, the
Co-Managers), and J.P. Morgan Investment Management, Inc. (JP Morgan or the Subadviser),

WHEREAS, the Co-Managers have entered into a Management Agreement (the Management Agreement) dated May 1, 2003, with
American Skandia Trust, a Massachusetts trust (the Trust) and a diversified, open-end management investment company registered under the Investment Company Act of 1940 as amended (the 1940 Act), pursuant to which PI and ASISI act as
Co-Managers of the Trust and

WHEREAS, the Co-Managers desire to retain the Subadviser to provide investment advisory services to the Trust and one or more of its series as specified in Schedule A hereto (individually and collectively, with the Trust, referred to herein as the Trust) and to manage such portion of the Trust as the Co-Managers shall from time to time direct, and the
Subadviser is willing to render such investment advisory services; and

NOW, THEREFORE, the Parties agree as follows:

1. (a) Subject to the supervision of the Manager and the Board of Trustees of the Portfolio, the Subadviser shall manage such portion of the Portfolio's portfolio, including the purchase, retention and disposition thereof, in accordance with the Portfolio's investment objectives, policies and restrictions as stated in its then current prospectus and statement of additional information (such Prospectus and Statement of Additional Information as currently in effect and as amended or supplemented from time to time, being herein called the "Prospectus"), and subject to the following understandings:

(i) The Subadviser shall provide supervision of such portion of the Portfolio's investments as the Manager shall direct, and shall determine from time to time what investments and securities will be purchased, retained, sold or loaned by the
Portfolio, and what portion of the assets will be invested or held uninvested as cash.

(ii) In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with the copies of the Articles of Incorporation, By-Laws and Prospectus of the Portfolio provided to it by the Manager (the
Portfolio Documents) and with the instructions and directions of the Manager and of the Board of Trustees of the
Portfolio, co-operate with the Manager's (or its designee's) personnel responsible for monitoring the Portfolio's compliance and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, as
amended, and all other applicable federal and state laws and regulations. In connection therewith, the Subadviser shall, among other things, prepare and file such reports as are, or may in the future be, required by the Securities and
Exchange Commission (the Commission) to be filed by the Subadviser. The Manager shall provide Subadviser timely with copies of any updated Portfolio documents.

(iii) The Subadviser shall determine the securities and futures contracts to be purchased or sold by such portion of the
Portfolio's portfolio, as applicable, and will place orders with or through such persons, brokers, dealers or futures commission merchants (including but not limited to Prudential Securities Incorporated (or any broker or dealer affiliated with the Subadviser) to carry out the policy with respect to brokerage as set forth in the Portfolio's Prospectus.  In selecting brokers, dealers or futures commissions merchants , it is recognized that the Subadviser will give primary consideration to securing the most favorable price and efficient execution. Within the framework of this policy, the
Subadviser may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which the Subadviser's other clients may be a party. The Manager (or Subadviser) to the Portfolio each shall have discretion to effect investment transactions for the Portfolio through broker-dealers (including, to the extent legally permissible, broker-dealers affiliated with the Subadviser(s)) qualified to obtain best execution of such transactions who provide brokerage and/or research services, as such services are defined in Section 28(e) of the
Securities Exchange Act of 1934, as amended (the "1934 Act"), and to cause the Portfolio to pay any such broker-dealers an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the brokerage or research services provided by such broker-dealer, viewed in light of either that particular investment transaction or the overall responsibilities of the Manager (or the
Subadviser) with respect to the Portfolio and other accounts as to which they or it may exercise investment discretion
(as such term is defined in Section 3(a)(35) of the 1934 Act), are reasonable in relation to the amount of commission.

On occasions when the Subadviser deems the purchase or sale of a security or futures contract to be in the best interest of the Portfolio as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased.. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to such other clients.  The Manager recognizes that, in some cases, this procedure may limit the size of the position that may be acquired or sold for the
Portfolio.

(iv) The Subadviser shall maintain all books and records with respect to the Portfolio's portfolio transactions effected by it as required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940
Act, and shall render to the Portfolio's Board of Trustees such periodic and special reports as the Trustees may reasonably request. The Subadviser shall make reasonably available its employees and officers for consultation with any of the Trustees or officers or employees of the Portfolio with respect to any matter discussed herein, including, without limitation, the valuation of the Portfolio's securities.

(v) The Subadviser or an affiliate shall provide the Portfolio's Custodian on each business day with information relating to all transactions concerning the portion of the Portfolio's assets it manages, and shall provide the Manager with such information upon request of the Manager.

(vi) The investment management services provided by the Subadviser hereunder are not to be deemed exclusive, and the
Subadviser shall be free to render similar services to others. Conversely, the Subadviser and Manager understand and agree that if the Manager manages the Portfolio in a "manager-of-managers" style, the Manager will, among other things,
(i)  continually evaluate the performance of the Subadviser through quantitative and qualitative analysis and consultations with the Subadviser, (ii)  periodically make recommendations to the Portfolio's Board as to whether the contract with one or more subadvisers should be renewed, modified, or terminated, and (iii) periodically report to the
Portfolio's Board regarding the results of its evaluation and monitoring functions. The Subadviser recognizes that its services may be terminated or modified pursuant to this process.

(vii) The Subadviser acknowledges that the Manager and the Portfolio intend to rely on Rule 17a-10, Rule 10f-3, Rule
12d3-1 and Rule 17e-1 under the 1940 Act, and the Subadviser hereby agrees that it shall not consult with any other subadviser to the Portfolio with respect to transactions in securities for the Portfolio's portfolio or any other transactions of Portfolio assets.

(b) The Subadviser shall authorize and permit any of its directors, officers and employees who may be elected as Trustees or officers of the Portfolio to serve in the capacities in which they are elected. Services to be furnished by the
Subadviser under this Agreement may be furnished through the medium of any of such directors, officers or employees.

(c) The Subadviser shall keep the Portfolio's books and records required to be maintained by the Subadviser pursuant to paragraph 1(a) hereof and shall timely furnish to the Manager all information relating to the Subadviser's services hereunder needed by the Manager to keep the other books and records of the Portfolio required by Rule 31a-1 under the
1940 Act or any successor regulation. The Subadviser agrees that all records which it maintains for the Portfolio are the property of the Portfolio, and the Subadviser will surrender promptly to the Portfolio any of such records upon the
Portfolio's request, provided, however, that the Subadviser may retain a copy of such records. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 of the Commission under the 1940 Act or any successor regulation any such records as are required to be maintained by it pursuant to paragraph 1(a) hereof.

(d) In connection with its duties under this Agreement, the Subadviser agrees to maintain adequate compliance procedures to comply with the 1940 Act, the Investment Advisers Act of 1940, as amended, and other applicable state and federal regulations.

(e) The Subadviser shall furnish to the Manager copies of all records prepared in connection with the performance of this
Agreement and any reports with respect to the Portfolio prepared in accordance with the compliance procedures maintained pursuant to paragraph 1(d) hereof as the Manager may reasonably request.

(f) The Subadviser shall be responsible for the voting of all shareholder proxies with respect to the investments and securities held in the Portfolio's portfolio, subject to such reporting and other requirements as shall be established by the Manager.

(g) Upon reasonable request from the Manager, the Subadviser shall make reasonably available its employees and officers for consultation with the valuation committee of the Portfolio or the Manager as the valuation committee may request from time to time, including making available information of which the Subadviser has knowledge related to the securities being valued.

2. The Manager shall continue to have responsibility for all services to be provided to the Portfolio pursuant to the
Management Agreement and, as more particularly discussed above, shall oversee and review the Subadviser's performance of its duties under this Agreement. The Manager shall provide (or cause the Portfolio's custodian to provide) timely information to the Subadviser regarding such matters as the composition of assets in the portion of the Portfolio managed by the Subadviser, cash requirements and cash available for investment in such portion of the Portfolio, and all other information as may be reasonably necessary for the Subadviser to perform its duties hereunder (including any excerpts of minutes of meetings of the Board of Trustees of the Portfolio that affect the duties of the Subadviser).

3. For the services provided and the expenses assumed pursuant to this Agreement, the Manager shall pay the Subadviser as full compensation therefor, a fee equal to the percentage of the Portfolio's average daily net assets of the portion of the Portfolio managed by the Subadviser as described in the attached Schedule A. Liability for payment of compensation by the Manager to the Subadviser under this Agreement is contingent upon the Manager's receipt of payment from the Portfolio for management services described under the Management Agreement between the Portfolio and the Manager. Expense caps or fee waivers for the Portfolio that may be agreed to by the Manager, but not agreed to by the Subadviser, shall not cause a reduction in the amount of the payment to the Subadviser by the Manager.

4. The Subadviser shall not be liable for any error of judgment or for any loss suffered by the Portfolio or the Manager in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Subadviser's part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement, provided, however, that nothing in this Agreement shall be deemed to waive any rights the Manager or the Portfolio may have against the Subadviser under federal or state securities laws. The
Manager shall indemnify the Subadviser, its affiliated persons, its officers, directors and employees, for any liability and expenses, including attorneys' fees, which may be sustained as a result of the Manager's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws. The Subadviser shall indemnify the Manager, its affiliated persons, its officers, directors and employees, for any liability and expenses, including attorneys' fees, which may be sustained as a result of the Subadviser's willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws.

5. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Portfolio at any time, without the payment of any penalty, by the
Board of Trustees of the Portfolio or by vote of a majority of the outstanding voting securities (as defined in the 1940
Act) of the Portfolio, or by the Manager or the Subadviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement. The
Subadviser agrees that it will promptly notify the Portfolio and the Manager of the occurrence or anticipated occurrence of any event that would result in the assignment (as defined in the 1940 Act) of this Agreement, including, but not limited to, a change or anticipated change in control (as defined in the 1940 Act) of the Subadviser; provided that the
Subadviser need not provide notice of such an anticipated event before the anticipated event is a matter of public record.

Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Manager at Gateway Center Three, 100 Mulberry Street, 4th
Floor, Newark, NJ 07102-4077, Attention: Secretary; (2) to the Portfolio at Gateway Center Three, 4th Floor, 100 Mulberry
Street, Newark, NJ 07102-4077, Attention: Secretary; or (3) to the Subadviser at 522 Fifth Avenue, New York, NY
10036______________________.

6. Nothing in this Agreement shall limit or restrict the right of any of the Subadviser's directors, officers or employees who may also be a Trustee, officer or employee of the Portfolio to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Subadviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

7. During the term of this Agreement, the Manager agrees to furnish the Subadviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Portfolio or the public, which refer to the Subadviser in any way, prior to use thereof and not to use material if the Subadviser reasonably objects in writing five business days (or such other time as may be mutually agreed) after receipt thereof. Sales literature may be furnished to the Subadviser hereunder by first-class or overnight mail, facsimile transmission equipment or hand delivery.

8. This Agreement may be amended by mutual consent, but the consent of the Portfolio must be obtained in conformity with the requirements of the 1940 Act.

9. This Agreement shall be governed by the laws of the State of New York.

10. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940
Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is related by rules, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

PRUDENTIAL INVESTMENTS LLC

By:
         --------------------------------------------
Name:    Robert F. Gunia
Title:   Executive Vice President

J.P. MORGAN INVESTMENT MANAGEMENT INC.

By:
         --------------------------------------------

Name:
         --------------------------------------------

Title:
         --------------------------------------------

                                                        SCHEDULE A

                                                  AMERICAN SKANDIA TRUST

                                      AST J.P. Morgan International Equity Portfolio

As compensation for services provided by JP Morgan, Prudential Investments LLC and American Skandia Investment Services,
Inc. will pay JP Morgan a fee equal, on an annualized basis, to the following:

Portfolio Name                                                                                  Advisory Fee

AST J. P. Morgan International Equity Portfolio                        0.35% on first $250 million;
                                                                       0.33% on next $250 million;
                                                                       0.30% over $500 million

Dated as of January _______, 2004.